EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

Primus Knowledge Solutions, Inc.:

We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus. Our report covering the December 31, 2002 consolidated financial statements of Primus Knowledge Solutions, Inc. and subsidiaries refers to a change in the method of accounting for goodwill and other intangible assets.

/s/ KPMG LLP

Seattle, Washington

January 12, 2004